Exhibit 23.02

CONSENT OF Arthur F. Bell, Jr. & Associates, L.L.C.

We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Global Macro Trust of our report dated April 28, 2015 on the statement of financial condition of Millburn Ridgefield Corporation as of December 31, 2014 which appears in such Prospectus. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland

April 29, 2015